Exhibit 23.1

HARPER & ASSOCIATES, INC.
6815 MANHATTAN BOULEVARD
SUITE 201
FORT WORTH, TEXAS  76120
T:  817-457-9555
F:  817-457-9569

March 2, 2012

To Whom It May Concern:

As an independent engineering consultant, I hereby consent to the use of my report entitled "Delta Oil & Gas, Inc., SEC Reserve Evaluation" on properties located in Garvin County, Oklahoma as of December 31, 2011", dated March 1, 2012 and data extracted there from (and all references to my Firm) included in or made part of this Form 10-K Annual Report to be filed on or about March 30, 2011.

Name:  G. Michael Harper
Title:    P.E., Consulting Engineer License Number 34481.

Signed:  /s/  G. Michael Harper
Fort Worth Texas

G. Michael Harper
President